                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT dated as of December 27, 2001 by and between Kidz Biz Limited (the "Company") and David S. Lipman ("Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, concurrently with the effectiveness of this Agreement, JAKKS Pacific, Inc., a Delaware (U.S.) corporation ("JAKKS") is acquiring (the "Acquisition") all of the outstanding capital shares of the Company and its affiliate, Kidz Biz Far East Limited ("Far East" and, together with the Company, the "Companies"); and

     WHEREAS, Executive was, until the closing of the Acquisition, an executive officer and shareholder, and has extensive experience and expertise with respect to the business and operations, of the Companies; and

     WHEREAS, the Company desires to employ Executive on the terms and subject to the conditions hereinafter set forth, and Executive desires so to be employed;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the Company and Executive agree as follows:

     1. Offices and Duties. The Company hereby employs Executive during the Term (as hereinafter defined) to perform such executive and supervisory duties on behalf of the Companies as the Board of Directors of the Company or JAKKS or a senior executive officer of JAKKS may from time to time direct; provided that such duties are substantially within the scope of the duties performed by Executive for the Companies immediately prior to the date hereof. The Board of Directors of either of the Companies may elect or designate Executive to serve in such other corporate offices of either of the Companies or a subsidiary thereof as they may from time to time deem necessary, proper or advisable. Executive hereby accepts such employment and agrees that throughout the Term he shall faithfully, diligently and to the best of his ability, in furtherance of the business of the Companies, perform the duties assigned to him or incidental to the offices assumed by him pursuant to this Section. Executive shall devote substantially all of his business time and attention to the business and affairs of the Companies, but Executive shall not be required to devote any minimum amount of time or report or perform his duties hereunder on a fixed or periodic basis, and Executive may engage or participate in such other activities incidental to any other business venture or enterprise as do not materially interfere with or compromise his ability to perform his duties hereunder. Executive shall at all times be subject to the direction and control of the Board of Directors of the Companies and observe and comply with such rules, regulations, policies and practices as the Board of Directors of the Company may from time to time establish.

     2. Term. The employment of Executive hereunder shall commence on the date hereof and continue for a term ending on December 31, 2005, subject to earlier termination upon the terms and conditions provided elsewhere herein (the "Term"). As used herein, "Termination Date" means the last day of the Term.

     3.   Compensation.

          (a) As compensation for his services hereunder, the Company shall pay to Executive during the Term:

               (A) a base salary at the rate of Pound Sterling305,000 per annum during the first twelve months of the Term and thereafter at the rate of Pound Sterling315,000 per annum (the "Base Salary"), such Base Salary, inclusive of any directors' fees payable to the Executive under the articles of association of the Company or any Associated Company (and any such fees as the Executive shall receive shall be paid to the Company), to be paid in substantially equal installments no less often than monthly; and

               (B) such additional incentive or bonus compensation as the Board of Directors of the Companies may from time to time determine.

The Executive's Base Salary shall be reviewed annually by the Board of Directors of the Company and may be increased in the discretion of the Board of Directors.

          (b) JAKKS will examine the feasibility of establishing a stock option plan, on terms similar to JAKKS' Third Amended and Restated Stock Option Plan, providing for the award of options to acquire shares of common stock of JAKKS to United Kingdom employees of the Company which is approved by the United Kingdom Inland Revenue. If JAKKS determines to establish such a plan, JAKKS shall grant to Executive options to acquire 50,000 shares of JAKKS' common stock or, in the alternative, grant options to acquire such shares pursuant to JAKKS' Third Amended and Restated Stock Option Plan, in either event consistent with the term, vesting schedule and exercise price set forth in Annex I to this Agreement.

          (c) In addition to his Base Salary and other compensation provided herein, Executive shall be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any stock, stock option or other equity participation plan and any profit-sharing, pension, retirement, insurance, medical service or other employee benefit plan and to receive any other benefits or perquisites generally available to the executive officers of JAKKS pursuant to any employment policy or practice, which may be in effect from time to time during the Term. The Company shall be under no obligation hereunder to institute or to continue any such employee benefit plan or employment policy or practice, except that the Executive shall be entitled to, or receive, on the same terms, all benefits provided to him by the Company prior to the date of this Agreement and which are reflected in the Company's Management Accounts for the period from January 1, 2001 through September 30, 2001, and the Company's Financial Statements for the period ended on December 31, 2000 delivered to JAKKS under the Stock Purchase Agreement, including, without limitation, medical insurance for Executive and Executive's family, pension contributions and payment of the running expenses and insurance for Executive's car.

          (d) During the Term, Executive shall not be entitled to additional compensation for serving as a director or officer of either of the Companies (or any subsidiary thereof) to which he is elected or appointed; provided that such duties are substantially within the scope of the duties required to be performed by Executive for the Companies immediately prior to the date hereof. Throughout any period or periods during which he shall serve as a director of either of the Companies (or such subsidiary), Executive shall be entitled to directors' fees in accordance with the policies and practices of the Companies (or such subsidiary) then in effect.

          (e) Executive and the Company confirm (for the purposes of the Working Time Regulations 1998) that, on account of the nature of Executive's job, the duration of the Executive's working time is not measured or pre-determined or can be determined by Executive.

     4.   Expense Allowance.

     The Company shall pay directly, or advance funds to Executive or reimburse Executive for, all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Company, upon the submission to the Company of itemized expense reports, receipts or vouchers in accordance with its then customary policies and practices.

     5. Location. Except for routine travel and temporary accommodation reasonably required to perform his services hereunder and travel as may reasonably be requested by JAKKS to its principal office in the United States (currently in Malibu, California), Executive shall not be required to perform his services hereunder at any location other than the principal executive office of the Company, which office shall be located throughout the Term at Clockhouse, 4 Dorking Road, Epsom, Surrey, England, or, if the lease of the premises where such office is maintained is terminated, at a location within a distance of 30 miles from such location on the date hereof, or at such other office or site to which Executive may, in his sole discretion, consent; nor shall he be required to relocate his principal residence to, or otherwise to reside at, any location specified by the Company.

     6. Office. The Company shall provide Executive with suitable office space, furnishings and equipment, secretarial and clerical services and such other facilities and office support as are reasonably necessary for the performance of his services hereunder.

     7. Vacation. Executive shall be entitled to four weeks paid vacation during each year of his employment hereunder, such vacation to be taken at such time or times as shall be agreed upon by Executive and the Company. Vacation time shall be cumulative from year to year, except that Executive shall not be entitled to take more than six weeks vacation during any consecutive 12-month period during the Term.

     8. Key-Man Insurance. JAKKS or the Company shall have the right from time to time to purchase, increase, modify or terminate insurance policies on the life of Executive for the benefit of JAKKS or the Company in such amounts as JAKKS or the Company may determine in its sole discretion. In connection therewith, Executive shall, at such time or times and at such place or places as JAKKS or the Company may reasonably direct, submit himself to such physical examinations and execute and deliver such documents as JAKKS or the Company may deem necessary or appropriate.

     9. Trade Secrets. Executive shall hold in a fiduciary capacity for the benefit of the Company all confidential or proprietary information relating to or concerned with JAKKS' or its


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operations, business and affairs, and he shall not, at any time hereafter, use or disclose any such information to any person other than to the Company or its designees or except as may otherwise be required in connection with the business and affairs of the Company.

     10.  Intellectual Property.

          (a) Any invention, design, process, system, procedure, improvement, development or discovery conceived, developed, created or made by Executive, alone or with others, during the Term and applicable to the business of the Company, whether or not patentable or registrable, shall become the sole and exclusive property of the Company.

          (b) Executive shall disclose the same promptly and completely to the Company and shall, during the Term or thereafter, (i) execute all documents requested by the Company for vesting in the Company the entire right, title and interest in and to the same, (ii) execute all documents requested by the Company for filing and procuring such applications for patents, trademarks, service marks or copyrights as the Company, in its sole discretion, may desire to prosecute, and (iii) give the Company all assistance it may reasonably require, including the giving of testimony in any Proceeding (as hereinafter defined), in other to obtain, maintain and protect the Company's right therein and thereto; provided that the Company shall bear the entire cost and expense of such assistance, including without limitation paying the Executive reasonable compensation for any time or effort expended by him in connection with such assistance after the Termination Date.

          (c) For the purpose of this Section 10, "the Business" means any business carried on by the Company or any Associated Company at the date of termination of the employment and with which the Executive has been concerned to a material extent in the twelve (12) months immediately preceding such termination; and references to "Associated Companies" shall only be reference to Associated Companies in respect of which the Executive has carried out material duties in the period of twelve (12) months prior to the date of termination of his employment.

          (d) The Company acknowledges that no provision in this Agreement is intended to require assignment of any of Executive's rights in an invention if no equipment, supplies, facilities, or trade secret information of the Company was used, and the invention was developed in the Executive's own time, unless the invention relates to the business of the Company, or the invention results from any work performed by Executive for the Company.

     11.  No Competition.

          (a)  During the Term, and unless his employment terminates pursuant to
Section 14 or by action of the Company other than pursuant to Section 13, for a further period of one (1) year thereafter, Executive shall not, directly or indirectly:

               (i) own, control, manage, operate, participate or invest in, or otherwise be connected with, in any manner, any business activity, venture or enterprise which is engaged in any Business in which either of the Companies (or Associated Company other than JAKKS and its other subsidiaries other than the Company or Far East) engages at any time during the Term within England (in the case of the Company) or Hong Kong (in the case of Far East) or any other country within which the relevant Company actively conducts business during the Term; provided, however, that Executive may invest his funds in securities of an issuer engaged in such business if the securities of such issuer



                                       4
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are listed for trading on a recognized investment exchange (as defined by
Section 285 of the Financial Services and Markets Act 2000) or actively traded in an over-the-counter market and Executive's holdings therein represent less than one percent (1%) of the total number of shares or principal amount of the securities of such issuer outstanding, and provided further, that Executive shall not be limited in the number or amount of JAKKS securities that he may own; or

               (ii) for himself or on behalf of any other person, employ or engage any Person who at the time shall have been within the preceding 12-month period an employee of either of the Companies (or any Associated Company) other than by public solicitation generally made, contact any supplier, customer or employee of either of the Companies (or such Associated Company) for the purpose of soliciting or diverting any supplier, customer or employee from the Companies (or such Associated Company).

          (b) Executive acknowledges that the provisions of this Section, and the period of time and geographic scope and type of restrictions on his activities set forth herein, are reasonable and necessary for the protection of the Companies. Notwithstanding the foregoing, if (i) the geographic scope of the restriction set forth in this Section 11 is determined to be unreasonable then the scope of the restriction shall be narrowed to that geographic area deemed to be reasonable under all of the relevant facts and circumstances, or (ii) the duration of the restriction is determined to be unreasonable then the duration of the restriction shall be reduced to such period as is deemed to be reasonable under all of the relevant facts and circumstances.

     12. Termination Upon Death or Disability. Executive's employment hereunder shall terminate immediately upon his death. In the event that Executive is unable to perform his duties hereunder by reason of any disability or incapacity (due to any physical or mental injury, illness or defect) for an aggregate of 90 days in any consecutive 12-month period, the Company shall have the right to terminate Executive's employment hereunder within 60 days after the 90th day of his disability or incapacity by giving Executive notice to such effect at least 30 days prior to the date of termination set forth in such notice, and on such date such employment shall terminate; provided that the Company shall not terminate the Executive's employment (except for redundancy or summarily for gross misconduct) under this Clause if the effect of it would be to deprive the Executive of benefit under any disability policy provided to Executive as part of the benefits referred to in paragraph 3(b).

     13.  Termination for Cause.

          (a) In addition to any other rights or remedies provided by law or in this Agreement, the Company may terminate Executive's employment under this Agreement if:

               (i) Executive is convicted of, or enters a plea of guilty or nolo contendere (which plea is not withdrawn prior to its approval by the court) to, a criminal offense, except minor road traffic offenses; or

               (ii) the Company's Board of Directors determines, after due inquiry, that Executive has:

                    (A) committed fraud against, or embezzled or misappropriated funds or other assets of, either of the Companies (or any subsidiary thereof);

                    (B) violated, or caused either of the Companies (or any subsidiary thereof) or any officer, employee or other agent thereof, or any other Person to violate, any material law, regulation or ordinance, which violation has or would reasonably be expected to have a significant detrimental effect on JAKKS or either of the Companies, or any material rule, regulation, policy or practice established by the Board of Directors of the Company;

                    (C) on a persistent or recurring basis, (A) failed properly to perform his duties hereunder or (B) acted in a manner detrimental to, or adverse to the interests of, either the Companies; or

                    (D) violated, or failed to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by Executive hereunder.

          (b) The Company may effect such termination for cause by giving Executive notice to such effect, setting forth in reasonable detail the factual basis for such termination, at least 20 days, or any statutory minimum notice period, whichever is the shorter, prior to the date of termination set forth therein; provided however that Executive may avoid such termination if Executive, prior to the date of termination set forth in such notice, cures or explains to the reasonable satisfaction of the Company's Board of Directors the factual basis for termination set forth therein.

          (c) In making any determination pursuant to Section 13(a) as to the occurrence of any act or event described in clauses (A) to (D) of paragraph (ii) thereof (each, a "For Cause Event"), each of the following shall constitute convincing evidence of such occurrence:

               (i) if Executive is made a party to, or target of, any Proceeding arising under or relating to any For Cause Event, Executive's knowing failure to defend against such Proceeding or to answer any complaint filed against him therein, or to deny any claim, charge, averment or allegation thereof asserting or based upon the occurrence of a For Cause Event;

               (ii) any judgment, award, order, decree or other adjudication or ruling in any such Proceeding finding or based upon the occurrence of a For Cause Event; or

               (iii) any settlement or compromise of, or consent decree issued in, any such Proceeding in which Executive expressly admits the occurrence of a For Cause Event;

provided that none of the foregoing shall be dispositive or create an irrebuttable presumption of the occurrence of such For Cause Event; and provided further that the Company's Board of Directors may rely on any other factor or event as convincing evidence of the occurrence of a For Cause Event.

     14. Termination by Executive for Good Reason. In addition to any other rights or remedies provided by law or in this Agreement, Executive may terminate his employment hereunder if (a) the Company violates, or fails to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by it hereunder or, (b) as a result of any action or failure to act by either of the Companies or JAKKS, there is a material change in the nature or scope of the duties, obligations, rights or powers of Executive's employment, or
(c) relocation without Executive's consent from the location set forth in
Section 5 hereof, by giving the Company notice to such effect, setting forth in reasonable detail the factual basis for such termination, at least 20 days prior to the date of termination


                                       6
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set forth therein; provided however that the Company may avoid such termination if it, prior to the date of termination set forth in such notice, cures or explains to the reasonable satisfaction of Executive the factual basis for termination set forth therein. The termination by Executive of his employment pursuant to this Section 14 shall not constitute or be deemed to constitute for any purpose a "voluntary resignation" of his employment.

     15.  Compensation upon Termination.

          (a) Upon termination of Executive's employment hereunder, he shall be entitled to receive, in any case, any compensation or other amount due to him pursuant to Section 3 or 4 in respect of his employment prior to the Termination Date, and from and after the Termination Date, except as otherwise provided in
Section 15(b), the Company shall have no further obligation to Executive hereunder. Any amount payable to Executive pursuant to this Section 15(a) upon termination of his employment hereunder shall be paid promptly, and in any event within 30 days, after the Termination Date.

          (b) If Executive terminates his employment hereunder for Good Reason pursuant to Section 14 or if the Company terminates his employment hereunder other than upon his disability or incapacity pursuant to Section 12 and other than for cause pursuant to Section 13, the Company shall make to Executive payments at the times and in the amounts provided herein for the payment of his Base Salary and provide for continuing medical insurance coverage during the period beginning on the day after the Termination Date and ending on December 31, 2005, offset by any amount earned by Executive as compensation for services he performs for any other Person during such period.

          (c) If Executive shall die prior to Executive's receipt of all payments required under this Agreement, the Company shall pay Executive's designated beneficiary or, if there is no designated beneficiary, his estate all such amounts that would have otherwise been payable to Executive under this Agreement as of the date of his death.

     16.  Other Consequences of Termination.

          (a) Upon the termination of his employment (for whatever reason and howsoever arising) the Executive shall:

               (i) at the request of the Board immediately resign without claim for compensation from office as a director of the Company and any Associated Company and from any other office held by him in the Company or any Associated Company (but without prejudice to any claim for damages for breach of this Agreement) and in the event of his failure to do so the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and deliver such resignations to the Board; and

               (ii) immediately repay all outstanding debts or loans due to the Company or any Associated Company and the Company is hereby authorised to deduct from any wages (as defined by Section 27 of the Employment Rights Act 1996) of the Executive a sum in repayment of all or any part of any such debts or loans.

          (b) The removal of the Executive from the office of director of the Company at a general meeting of the Company, or the failure of the Company in general meeting to re-elect the


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Executive as a director of the Company (if he shall be obliged to retire pursuant to the articles of association of the Company), shall terminate the Executive's employment under this Agreement and such termination shall be without prejudice to any claim which the Executive may have for damages for breach of this Agreement provided that the Company was not entitled at the time of such removal or failure to terminate his employment pursuant to Section 13.

     17.  Statutory Particulars.

          (a)  The Executive's period of continuous employment commenced on
_________.

          (b) There is no formal disciplinary procedure in relation to the Executive's employment. The Executive shall be expected to maintain the highest standards of integrity and behavior.

          (c) If the Executive is not satisfied with any disciplinary decision taken in relation to him, he may apply in writing within 14 days of that decision to the Board whose decision shall be final.

          (d) If the Executive has any grievance in relation to his employment he may raise it in writing with the Board whose decision shall be final.

          (e) There are no collective agreements applicable to the Executive's employment.

          (f)  This Clause 17 is not intended to be of contractual effect.

     18. Limitation of Authority. Except as expressly provided herein, no provision hereof shall be deemed to authorize or empower either party hereto to act on behalf of, obligate or bind the other party hereto.

     19. Notices. Any Notice or demand required or permitted to be given or made hereunder to or upon any Party hereto shall be deemed to have been duly given or made for all purposes if in writing and (i) if sent by messenger or Federal Express or internationally recognized courier service, or by priority overnight delivery between any two points within the U.S. or any two points within the U.K., on the business day next following the date such Notice or demand was delivered, or (ii) if sent by priority overnight delivery between any point within the U.S. and any point outside of the U.S., or between any point within the U.K. and any point outside of the U.K., or between any two points outside of the U.S. or the U.K., three (3) business days next following the date such Notice or demand was delivered; or (iii) if sent by mail, three (3) business days after deposit in the mails, if mailed by certified or registered mail (return receipt requested) between any two points within the U.S. or any two points within the U.K., and seven (7) business days if mailed by certified or registered mail (return receipt requested) between any point within the U.S. and any point outside of the U.S., or between any point within the U.K. and any point outside of the U.K., or between any two points outside of the U.S. or the U.K., or (iv) if sent by telegram, telecopy (confirmed to the sender), telex or similar electronic means, the business day next following the date such notice or demand was so transmitted, provided that a written copy thereof is sent on the same day by postage-paid first-class mail, to such Party at the following address:



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if to the Company:           Kidz Biz Limited
                             Clockhouse
                             Epsom, Surrey KT18 7LX
                             England

and to:                      JAKKS Pacific, Inc.
                             22619 Pacific Coast Highway
                             Malibu, California 90265
                             Attn:  President
                             Fax:   (310) 317-8527


with a copy to:              Feder, Kaszovitz, Isaacson,
                             Weber, Skala, Bass & Rhine LLP
                             750 Lexington Avenue
                             New York, New York 10022-1200 U.S.
                             Attn:  Geoffrey A. Bass, Esq.
                             Fax:   (212) 888-7776


to Executive at:             David S. Lipman
                             Castilian House
                             The Ridge
                             Epsom, Surrey KT21 1BS
                             United Kingdom
                             Fax:


with a copy to:              Altheimer & Gray
                             10 South Wacker Drive
                             Chicago, Illinois 60606-7482 U.S.
                             Attn: Jonathan Baird, Esq
                             Fax: 312-715-4800

and to:                      Altheimer & Gray
                             7 Bishopsgate
                             London EC2N 3AR
                             Fax: 020-7786-0000
                             Attn: Dean Harper, Esq.

or such other address as any Party hereto may at any time, or from time to time, direct by Notice given to the other Parties in accordance with this Section.

     20. Amendment. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signed by or on behalf of the parties hereto.




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     21.  Waiver. No course of dealing or omission or delay on the part of either party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

     22. Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of England, without regard to principles of choice of law or conflict of laws.

     23. Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the jurisdiction of the courts of England in connection with any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in the courts of England and agrees that service of any summons, complaint, notice or other process relating to such proceeding may be effected in the manner provided by clause (a) (ii) of
Section 19.

     24. Remedies. In the event of any actual or prospective breach or default under this Agreement by either party hereto, the other party shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages; provided that, except as provided in Section 15 and except with respect to a breach by Executive of his obligations pursuant to Sections 9, 10 and 11, no party hereto shall be liable under this Agreement for lost profits or consequential damages.

     25. Severability. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable. 26. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.

     27. Assignment. This Agreement, and each right, interest and obligation hereunder, may not be assigned by either party hereto without the prior written consent of the other party hereto, and any purported assignment without such consent shall be void and without effect, except that this Agreement shall be assigned to, and assumed by, any Person with or into which the Company merges or consolidates, or which acquires all or substantially all of its assets, or which otherwise succeeds to and continues the Company's business substantially as an entirety. Except as otherwise expressly provided herein or required by law, Executive shall not have any power of anticipation, assignment or alienation of any payments required to be made to him hereunder, and no other Person may acquire any right or interest in any thereof by reason of any purported sale, assignment or other disposition thereof, whether voluntary or involuntary, any claim in a bankruptcy or other insolvency Proceeding against Executive, or any other ruling, judgment, order, writ or decree.

     28. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended,



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

and shall not be deemed, to create or confer any right or interest for the benefit of any Person not a party hereto.

     29. Titles and Captions. The titles and captions of the Sections of this Agreement are for convenience of reference only and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof.

     30. Grammatical Conventions. Whenever the context so requires, each pronoun or verb used herein shall be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein shall be construed in the masculine, feminine or neuter sense.

     31. References. The terms "herein," "hereto," "hereof," "hereby," and "hereunder," and other terms of similar import, refer to this Agreement as a whole, and not to any Section or other part hereof.

     32. No Presumptions. Each party hereto acknowledges that it has had an opportunity to consult with counsel and has participated in the preparation of this Agreement. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that the other party hereto drafted or controlled the drafting of this Agreement.

     33.  Certain Definitions. As used herein:

          (a) "Person" includes without limitation a natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, government or governmental authority, agency or instrumentality, or any group of the foregoing acting in concert.

          (b) A "Proceeding" is any suit, action, arbitration, audit, investigation or other proceeding before or by any court, magistrate, arbitration panel or other tribunal, or any governmental agency, authority or instrumentality of competent jurisdiction.

          (c) "Associated Company" means any company which is a holding company or a subsidiary of the Company or as subsidiary of the Company's holding company and "holding company" and "subsidiary" shall have the meanings given by s.736 Companies Act 1985 or as amended from time to time.

          (d) "Board" means the Board of Directors for the time being of the Company, including any duly appointed committee thereof, or the directors present at a meeting of the directors of the Company at which a quorum is present, but excluding the Executive.

          (e)  "Group" means the Company and the Associated Companies.

          (f) "Intellectual Property" means letters, patent trademarks, service marks, designs, copyrights, utility models, design rights or applications for registration of any of the foregoing and the right to apply for them in any part of the world, inventions, drawings, computer programs, confidential information, know-how and rights of like nature, arising or subsisting anywhere in the world in relation to all of the foregoing, whether registered or unregistered.



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

Other capitalized terms not defined herein are used herein as defined in the Stock Purchase Agreement dated as of the date hereof relating to the Acquisition.

     34. Set Off. The Company shall be entitled without notice to the Executive at any time during the Executive's employment to set off and/or make deductions from the Executive's salary or from any other sums due to the Executive from the Company or any Associated Company in respect of any overpayment of any kind made to the Executive or in respect of any debt or other sum due from him.

     35. Third Party Beneficiary. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

     36. Entire Agreement. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, commitment or arrangement relating thereto.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.


THE COMPANY:

KIDZ BIZ LIMITED


By: /s/ STEPHEN G. BERMAN
    --------------------------
     Name:  Stephen G. Berman
     Title: Director


EXECUTIVE:


/s/ DAVID S. LIPMAN
-------------------------------
David S. Lipman



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

                                                                         ANNEX I


Exercise Price: closing sale price as reported by United States Nasdaq National
                Market on the date of grant

Term:           6 years from grant date


Vesting Schedule:    12,500 shares after 1st anniversary of the date of grant
                     12,500 shares after 2nd anniversary of the date of grant
                     12,500 shares after 3rd anniversary of the date of grant
                     12,500 shares after 4th anniversary of the date of grant


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